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                                                                   EXHIBIT 10.52


                                   Agreement

     THIS AGREEMENT (the "Agreement") is made effective the 20/th/ day of September, 2000 by and among Nutrition For Life International, Inc., a Texas corporation ("NFLI"), Advanced Nutraceuticals, Inc., a Texas corporation ("ANII"), David P. Bertrand ("Bertrand"), Barry C. Loder ("Loder"), Jeffrey G. McGonegal ("McGonegal"), Jana Mitcham ("Mitcham") and Gregory Pusey ("Pusey"). Messrs. Bertrand, Loder, McGonegal and Pusey and Ms. Mitcham are sometimes referred to collectively as the "Principals."

                                   Recitals

     A. In November 1999, NFLI entered into Employment Agreements with Bertrand (the "Bertrand Employment Agreement"), Loder (the "Loder Employment Agreement"), Mitcham (the "Mitcham Employment Agreement") and Pusey (the "Pusey Employment Agreement") for one year periods. In November 1999, NFLI commenced its employment of McGonegal on an at will basis (the "McGonegal Employment Arrangement").

     B. In March 2000, NFLI reorganized into a holding company structure and NFLI became a wholly owned subsidiary of ANII. Bertrand, Loder, McGonegal, Mitcham and Pusey continued to be employed by NFLI, but, as a result of the holding company reorganization, are currently shareholders of ANII. Each of the Principals owns in excess of 1% of the outstanding ANII common stock. In addition to their shareholdings, each of the Principals owns options to purchase ANII common stock.

     C. Bertrand is Vice Chairman of the Board of Directors of ANII, and Vice Chairman of the Board of Directors, Chief Executive Officer and President of NFLI. Loder is Vice President of Corporate Development of both ANII and NFLI. McGonegal is Senior Vice President of Corporate Development of both ANII and NFLI. Mitcham is Secretary and Director of ANII and the Executive Vice President, Secretary and Director of NFLI. Pusey is Chairman of the Board of Directors, Chief Executive Officer and President of ANII and Chairman of the Board of Directors of NFLI.

     D. ANII and NFLI have recently incurred substantial losses and the financial condition of the two corporations has weakened. Each of the Principals has agreed to reductions in compensation in order to improve the results of operations and financial condition of NFLI and ANII.

     E. The fiscal year of ANII and NFLI ends on September 30, 2000 and the principals believe that it is desirable to confirm the reduction in compensation, and that no amounts are due and owing by NFLI or ANII to them.

     NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements herein contained, the parties covenant, promise and agree to and with each other as follows:

     1. Bertrand. Bertrand acknowledges his agreement with the other Principals, NFLI and ANII that:
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          (a)  Through the date of this Agreement, no amounts are due to him from NFLI or ANII pursuant to the Bertrand Employment Agreement. Although his stated monthly salary was $25,000 in the Bertrand Employment Agreement, and he has received less than $25,000 per month during the Term of the Bertrand Employment Agreement, he is waiving any amounts that were not paid. He understands that (a) this waiver is permanent, (b) no amounts are being accrued as compensation payable to him on the books and records of NFLI and ANII, and
(c) his waiver is a permanent relinquishment of rights to this compensation.

          (b) Bertrand's current salary is $120,000 per year, which salary will be paid to him in accordance with NFLI's customary payroll practices through October 31, 2000 (which was the expiration of the Term of the Bertrand Employment Agreement). Bertrand waives his right to receive the higher salary amount which would otherwise be due to him pursuant to the Bertrand Employment Agreement for the period from September 20, 2000 through October 31, 2000.

          (c) The Bertrand Employment Agreement is terminated effective the date of this Agreement.

     2. Loder. Loder acknowledges his agreement with the other Principals, NFLI and ANII that:

          (a) Through the date of this Agreement, no amounts are due to him from NFLI or ANII pursuant to the Loder Employment Agreement. Although his stated monthly salary was $8,333 in the Loder Employment Agreement, and he has received less than $8,333 per month during the Term of the Loder Employment Agreement, he is waiving any amounts that were not paid. He understands that (a) this waiver is permanent, (b) no amounts are being accrued as compensation payable to him on the books and records of NFLI and ANII, and (c) his waiver is a permanent relinquishment of rights to this compensation.

          (b) Loder's current salary is $12,000 per year, which salary will be paid to him in accordance with NFLI's customary payroll practices through October 31, 2000 (which was the expiration of the Term of the Loder Employment Agreement). Loder waives his right to receive the higher salary amount which would otherwise be due to him pursuant to the Loder Employment Agreement for the period from September 20, 2000 through October 31, 2000.

          (c) The Loder Employment Agreement is terminated effective the date of this Agreement.

     3.   McGonegal. McGonegal agrees that:

          (a) Through the date of this Agreement, no amounts are due to him from NFLI or ANII pursuant to the McGonegal Employment Arrangement. Although his previously agreed upon monthly salary was $10,000 in the McGonegal Employment Arrangement, and he has received less than $10,000 per month since inception of his employment, he is waiving any amounts that were not paid. He understands that: (i) this waiver is permanent, (ii) no amounts are being accrued as compensation payable to him on the books and records of NFLI and ANII, and (c) his waiver is a permanent relinquishment of rights to this compensation.

          (b) McGonegals's current salary is $100,000 per year, which salary will be paid to him in accordance with NFLI's customary payroll practices through October 31, 2000.

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     4.   Mitcham. Mitcham acknowledges her agreement with the other Principals,
NFLI and ANII that:

          (a) Through the date of this Agreement, no amounts are due to her from NFLI or ANII pursuant to the Mitcham Employment Agreement. Although her stated monthly salary was $23,500 in the Mitcham Employment Agreement, and she has received less than $23,500 per month during the Term of the Mitcham Employment Agreement, she is waiving any amounts that were not paid. She understands that (a) this waiver is permanent, (b) no amounts are being accrued as compensation payable to her on the books and records of NFLI and ANII, and
(c) her waiver is a permanent relinquishment of rights to this compensation.

          (b) Mitcham's current salary is $120,000 per year, which salary will be paid to her in accordance with NFLI's customary payroll practices through October 31, 2000 (which was the expiration of the Term of the Mitcham Employment Agreement"). Mitcham waives her right to receive the higher salary amount which would otherwise be due to her pursuant to the Mitcham Employment Agreement for the period from September 20, 2000 through October 31, 2000.

          (c) The Mitcham Employment Agreement is terminated effective the date of this Agreement.

     5. Pusey. Pusey acknowledges his agreement with the other Principals, NFLI and ANII that:

          (a) Through the date of this Agreement, no amounts are due to him from NFLI or ANII pursuant to the Pusey Employment Agreement. Although his stated monthly salary was $10,000 in the Pusey Employment Agreement, and he has received less than $10,000 per month during the Term of the Pusey Employment Agreement, he is waiving any amounts that were not paid. He understands that (a) this waiver is permanent, (b) no amounts are being accrued as compensation payable to him on the books and records of NFLI and ANII, and (c) his waiver is a permanent relinquishment of rights to this compensation.

          (b) Pusey's current salary is $84,000 per year, which salary will be paid to him in accordance with NFLI's customary payroll practices through November 16, 2000 (which was the expiration of the Term of the Pusey Employment Agreement). Pusey waives his right to receive the higher salary amount which would otherwise be due to him pursuant to the Pusey Employment Agreement for the period from September 20, 2000 through October 31, 2000.

          (c) The Pusey Employment Agreement is terminated effective the date of this Agreement.

     6. Governing Law. This Agreement, its validity, interpretation and enforcement, shall be governed by the laws of the State of Texas.

     7. Assignment and Binding Effect. This Agreement shall be binding upon each of the Principals, NFLI and ANII, and the benefits and burdens shall inure to their respective representatives, successors and assigns.

     8. Headings. The headings in this Agreement are for convenience only, they form no part of this Agreement and shall not affect its interpretation.

                                      -3-
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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first above written.

ADVANCED NUTRACEUTICALS, INC.           NUTRITION FOR LIFE INTERNATIONAL, INC.

By:________________________________     By:________________________________

Name:______________________________     Name:______________________________

Title:_____________________________     Title:_____________________________




___________________________________     ___________________________________
David P. Bertrand, Individually         Barry C. Loder, Individually


___________________________________     ___________________________________
Jeffrey G. McGonegal, Individually      Jana Mitcham, Individually


___________________________________
Gregory Pusey

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